QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.16(3)

AMENDMENT NO. 8
TO MASTER REPURCHASE AGREEMENT

        This EIGHTH AMENDMENT TO MASTER REPURCHASE AGREEMENT (this "Amendment") is dated as of November 12, 2004 and is entered into by and among FIELDSTONE MORTGAGE SPE (ML)-I, L.L.C, ("FMS" and a "Seller") FIELDSTONE INVESTMENT CORPORATION ("FIC" and a "Seller" and together with FMS the "Sellers"), FIELDSTONE MORTGAGE COMPANY ("FMC" and the "Guarantor") and MERRILL LYNCH MORTGAGE CAPITAL INC. (the "Buyer") to that certain Amended and Restated Master Repurchase Agreement dated as of October 2, 2001 (the "Master Repurchase Agreement"), as supplemented by Annex I thereto (Supplemental Terms to Amended and Restated Master Repurchase Agreement) ("Annex I"), as amended by Amendment No. 1 to Amended and Restated Master Repurchase Agreement dated April 12, 2002, Amendment No. 2 to Amended and Restated Master Repurchase Agreement dated as of October 1, 2002, Amendment No. 3 to Amended and Restated Master Repurchase Agreement dated as of March 17, 2003, Amendment No. 4 to Amended and Restated Master Repurchase Agreement dated as of July 24, 2003, Amendment No. 5 to Amended and Restated Master Repurchase Agreement dated as of September 30, 2003, Amendment No. 6 to Amended and Restated Master Repurchase Agreement dated as of September 25, 2003 and Amendment No. 7 and Joinder to Amended and Restated Master Repurchase Agreement dated as of November 10, 2003 each among the Sellers, the Guarantor and the Buyer (the "Existing Repurchase Agreement", as amended by this Amendment, the "Repurchase Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

RECITALS

        The Buyer, the Sellers and the Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

        As a condition precedent to amending the Existing Master Repurchase Agreement, the Buyer has required the Guarantor to ratify and affirm the Guarantee on the date hereof.

        Accordingly, the Buyer, the Sellers and the Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended, and the Guarantee is hereby ratified and affirmed, as follows:

        SECTION 1.    Extension of Termination Date.    Notwithstanding anything set forth in Section 22 of Annex I to the Existing Repurchase Agreement, the Repurchase Agreement and all Transactions outstanding thereunder shall terminate automatically on November 11, 2005; provided, however, that the Obligations of Seller thereunder shall survive pending satisfaction thereof.

        SECTION 2.    No Further Transactions.    The Buyer and the Sellers will not enter into any new Transactions the subject of which are Mortgage Loans other than Mortgage Loans that are Purchased Mortgage Loans prior to the Amendment Effective Date.

        SECTION 3.    Conditions Precedent.    This Amendment shall become effective on November 12, 2004 (the "Amendment Effective Date") subject to the satisfaction of the following conditions precedent:

        3.1    Delivered Documents.    On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

          (a)   this Amendment, executed and delivered and duly authorized officers of the Buyer, the Sellers and the Guarantor; and

          (b)   such other documents as the Buyer or counsel to the Buyer may reasonably request.

        SECTION 4.    Limited Effect.    Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

        SECTION 5.    Fees.    The Seller agrees to pay as and when billed by the Buyer all of the reasonable fees, disbursements and expenses of counsel to the Buyer in connection with the development, preparation and execution of, this Amendment or any other documents prepared in connection herewith and receipt of payment thereof shall be a condition precedent to the Buyer entering into any Transaction pursuant hereto.

        SECTION 6.    Confidentiality.    The parties hereto acknowledge that this Amendment, the Existing Repurchase Agreement, and all drafts thereof, documents relating thereto and transactions contemplated thereby are confidential in nature and the Seller agree that, unless otherwise directed by a court of competent jurisdiction or as is necessary to do so in working with governmental agencies or regulatory bodies in order to comply with any applicable federal or state laws, they shall limit the distribution of such documents and the discussion of such transactions to such of its officers, employees, attorneys, accountants and agents as is required in order to fulfill its obligations under such documents and with respect to such transactions.

        SECTION 7.    GOVERNING LAW.    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        SECTION 8.    Counterparts.    This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

        SECTION 9.    Conflicts.    The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Repurchase Agreement, the provisions of this Amendment shall control.

        SECTION 10.    Reaffirmation of Guarantee.    The Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guarantee and acknowledges and agrees that such Guarantee shall apply to all of the Obligations under the Repurchase Agreement, including, without limitation, the obligations of FIC as a Seller thereunder, as it may be amended, modified and in effect, from time to time.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	MERRILL LYNCH MORTGAGE CAPITAL INC., as Buyer
	By:	/s/ JAMES B. CASON Name: James B. Cason Title: Vice President
Seller:	FIELDSTONE MORTGAGE SPE (ML)-I, L.L.C. as Seller
	By:	Fieldstone Mortgage Company, Managing Member of Fieldstone Mortgage SPE (ML)-I, L.L.C.
	By:	/s/ MARK C. KREBS Name: Mark C. Krebs Title: Sr. Vice President & Treasurer
Seller:	FIELDSTONE INVESTMENT CORPORATION, as Seller
	By:	/s/ ROBERT G. PARTLOW Name: Robert G. Partlow Title: Senior Vice President
FIELDSTONE MORTGAGE COMPANY, as Guarantor
	By:	/s/ MARK C. KREBS Name: Mark C. Krebs Title: Sr. Vice President & Treasurer

QuickLinks

AMENDMENT NO. 8 TO MASTER REPURCHASE AGREEMENT
[SIGNATURE PAGE FOLLOWS]